As filed with the Securities and Exchange Commission on November 20, 2003 SEC Registration No. 333-30176


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          _______________________

                                FORM SB-2/A
                      POST-EFFECTIVE AMENDMENT NO. 1
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                          _______________________


                              NMXS.com, INC.
              (Name of small business issuer in its charter)


DELAWARE            7389                               91-1287406
(State or other     (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of     Classification Number)             Identification No.)
incorporation or
organization)

       5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM 87110
                              (505) 255-1999
       (Address and Telephone Number of Principal Executive Offices)


       5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM 87110
                 (Address of Principal Place of Business)


                RICHARD GOVATSKI, PRESIDENT, NMXS.com, INC.
       5041 INDIAN SCHOOL ROAD NE, SUITE 200, ALBUQUERQUE, NM 87110
                              (505) 255-1999
         (Name, Address and Telephone Number of Agent for Service)

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                                Copies to:

                           Ronald N. Vance, Esq.
                             57 West 200 South
                                 Suite 310
                         Salt Lake City, UT 84101
                              (801) 359-9300
                           (801) 359-9310 - FAX


     NMXS.com, Inc. hereby files this post-effective amendment and removes 1,000,000 Series A Warrants and 1,000,000 shares of common stock from registration which remained unsold at the end of the offering represented by this registration statement.

                                SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Albuquerque, State of New Mexico, on the 18th day of November 2003.

                                        NMXS.com, Inc.

                                        By: /s/ Richard Govatski
                                           Richard Govatski, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date:  November 18, 2003                /s/ Richard Govatski
                                        Richard Govatski, Director

Date:  November 18, 2003                /s/ Teresa B. Dickey
                                        Teresa B. Dickey, Director &
                                        Principal Financial Officer

Date:  November 18, 2003                /s/ John E.  Handley
                                        John E. Handley, Director